Exhibit 10.4
REAL ESTATE CONTRACT
     IT IS AGREED between Fonda Brodsack, a widow and single person, (“Seller”), and Southern Iowa BioEnergy, LLC, by J.R. Cornett, Second Vice-President, (‘Buyer”).
     Seller agrees to sell and Buyer agrees to buy real estate in Clarke, County, Iowa, described as:
Lot Four (4) located in the Northeast Quarter of the Southwest Quarter of Section Eight (8), Township Seventy-two (72) North, Range Twenty-five (25) West of the 5th P.M., Clarke County, Iowa, more specifically described as follows: Commencing at the Northwest Corner of said Southwest Quarter; thence East 1980.0 feet to the point of beginning; thence South 1285.0 feet; thence East 658.5 feet to a point on the East line of the said Southwest Quarter; thence Northerly 1285.6 feet to the Northeast Corner of the said Southwest Quarter; thence West 677.5 feet to the point of beginning, containing 19.71 acres more or less.
with any easements and appurtenant servient estates, but subject to any zoning and other ordinances; any covenants of record; any easements of record for public utilities, roads and highways; and all other liens, mineral rights, easements or interest of others.
     1. PRICE: The total purchase price for the Real Estate is Sixty Thousand Dollars ($60,000.00) of which $10,000.00 down payment is being paid upon the signing of this contract. Buyer shall pay the balance of the purchase price to Seller at 324 North H Street, Oskaloosa, IA 52577, or as directed by Seller, as follows: The balance of the purchase price of $50,000.00 shall be payable to Seller in annual payments in the amount of $10,000.00 plus interest. The first annual payment of $10,000.00 plus interest shall be paid on August 20, 2006; $10,000.00 plus interest to be paid on August 20, 2007, and a balloon payment of the entire contract balance due plus interest to be paid on August 20, 2008. All of said payments shall be applied to interest first with the balance to principal, until the balloon payment date of August 20, 2008 when the principal balance due plus interest is to be paid in full.
     2. INTEREST: Buyer shall pay interest from August 20, 2005, on the unpaid balance, at the rate of 8% per annum, payable annually. Buyer shall pay interest in the amount of 10% per annum upon any delinquent amounts and any sum reasonably advanced by Seller to protect their interest in this contract, computed from the date of the delinquency or advance.

3.	REAL ESTATE TAXES: Seller shall pay taxes for the 2004-2005 fiscal year and any unpaid real estate taxes payable in prior years; taxes for the 2005-2006 fiscal year pro-rated to August 20, 2005. Buyer shall pay all subsequent real estate taxes. Any proration of real estate taxes on the Real Estate shall be based upon such taxes for the year currently payable unless the parties state otherwise.
     4. SPECIAL ASSESSMENTS: Seller shall pay all special assessments which are a lien on the Real Estate as of the date of this contract. All other special assessments shall be paid by Buyer.
     5. POSSESSION: Seller shall give Buyer possession of the Real Estate on August 20, 2005, provided Buyer is not in default under this contract.
     6. ABSTRACT AND TITLE: Seller, at her expense, shall promptly obtain an abstract of title to the Real Estate continued through the date of this contract, and deliver it to Buyer for examination. It shall show merchantable title in Seller in or conformity with this contract, Iowa law and the Title Standards of the Iowa State Bar Association. The abstract shall become the property of the Buyer when the purchase price is paid in full, however, Buyer reserves the right to occasionally use the abstract prior to full payment of the purchase price. Seller shall pay the costs of any additional abstracting and title work due to any act or omission of Seller, including transfers by or the death of Seller or their assignees.
     7. CARE OF PROPERTY: Buyer shall take good care of the property, shall keep the improvements now or later placed on the Real Estate in good and reasonable repair and shall not injure, destroy or remove the property during the term of this contract.
     8. DEED: Upon payment of purchase price, Seller shall convey the Real Estate to Buyer or their assignees, by Warranty Deed, free and clear of all liens, restrictions, and encumbrances except as provided herein. Any general warranties of title shall extend only to the date of this contract, with special warranties as to acts of Seller continuing up to time of delivery of the deed.
     9. REMEDIES OF THE PARTIES:
     a. If Buyers (a) fail to make the payments aforesaid, or any part thereof, as same become due; or (b) fail to pay the taxes or special assessments or charges, or any part thereof, levied upon said property or assessed against it, by any taxing body before any of such items become delinquent; or (c) fail to keep the property insured; or (d) fail to keep it in reasonable repair as herein required; or (e) fail to perform any of the agreements as herein made or required; then Sellers, in addition to any and all other legal and equitable remedies which they may have, at their option, may proceed to forfeit and cancel this contract as provided by law (Chapter 656 Code of Iowa). Upon completion of such forfeiture, Buyers shall have not right of reclamation or compensation for money paid or improvements made; but such payments and/or improvements if any, shall be retained and kept by Sellers as compensation for the use of said property, and/or as liquidated damages for breach of this contract; and upon completion of such forfeiture, if the Buyers, or any other person or persons shall be in possession of said real estate or any part thereof, such party or parties in possession shall at once peacefully remove therefrom, or failing to do so may be treated as tenants holding over, unlawfully after the expiration of lease, and may accordingly be ousted and removed as such provided by law.
     b. If Buyers fail to timely perform this contract, Sellers, at their option, may elect to declare the entire balance immediately due and payable after such notice, if any, as may be required by Chapter 654, The Code. Thereafter this contract may be foreclosed in equity and the court may appoint a received to take immediate possession of the property and of the revenues and income accruing therefrom and to rent or cultivate the same as the receiver may deem best for the interest of al parties concerned, and such received shall be liable to account to Buyers only for the net profits, after application of rents, issues and profits from the costs and expenses of the receivership and foreclosure and upon the contract obligation.
     It is agreed that if this contract covers less than ten (10) acres of land, and in the event of the foreclosure of this contract and sale of the property sheriffs sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statutes of the State of Iowa shall be reduced to six (6) months provided the Sellers, in such action file an election to waive any deficiency judgment against Buyers which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Buyers, and the time periods in Sections 628.5, 628.15, and 628.16 of the Iowa Code shall be reduced to four (4) months.
     It is further agreed that the period of redemption after a foreclosure of this contract shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this contract at the time of such foreclosure; and (3) Sellers in such action file an election to waive any deficiency judgment against Buyers or their successor in interest in such action. If the redemption period is so reduced, Buyers or their successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Buyers shall be presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 28 of the Iowa Code. Upon completion of such forfeiture Buyers shall have no right of reclamation or compensation for money paid, or improvements made; but such payments and for improvements if any shall be retained and kept by Sellers as compensation for the use of said property, and/or as liquidated damages for breach of this contract; and upon completion of such forfeiture, if Buyers, or any other person or persons shall be in possession of said real estate or any part thereof, such party or parties in possession shall at once peacefully remove therefrom, or failing to do so may be treated as tenants holding over, unlawfully after the expiration of a lease, and may accordingly be ousted and removed as such as provided by law.
c.	If Seller fails to timely perform their obligations under this contract, Buyer shall have the right to terminate this contract and have all payments made returned to them.

d.	Buyer and Seller are also entitled to utilize any and all other remedies or actions at law or in equity available to them.

e.	In any action or proceeding relating to this contract the successful party shall be entitled to receive reasonable attorney’s fees and costs as permitted by law.
     10. TIME IS OF THE ESSENCE. Time is of the essence in this contract.
     11. CONSTRUCTION. Words and phrases in this contract shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context.
     12. RELEASE OF RIGHTS. The Buyer hereby relinquishes all rights of dower, homestead and distributive share in and to the property and waives all rights of exemption as to any of the property.
     13. ADDITIONAL PROVISIONS. The property is presently subject to a farm rental agreement and Buyer shall be entitled to one-half of said farm payment at the time of closing; however, in the event said payment has not been paid to Seller by the tenant at or prior to the time of closing, said payment shall be reimbursed to Seller upon receipt thereof by the Buyer.

Dated this 18th day of August, 2005.

/s/Southern Iowa BioEnergy, LLC
/s/ Fonda Brodsack Fonda Brodsack, SELLER	by /s/ J.R. Cornett, 2nd Vice Pres. Southern Iowa BioEnergy, LLC,
By: J.R. Cornett, Second Vice-Pres.,
SELLER

STATE OF IOWA, COUNTY OF Clarke, ss:
     On this 18 day of August, 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared Fonda Brodsack, a widow and single person, “Seller”, to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged to me that she executed the same as her voluntary act and deed

BETTY A. CRAIG
Commission Number 150046 My Commission Expires	/s/ Betty A. Craig NOTARY PUBLIC
January 26, 2007
     STATE OF IOWA, COUNTY OF Clarke, ss:
     On this 18 day of August, 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared J. R. Cornett, to me personally known, who being by me duly sworn, did say that he is the Second Vice-President of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and that the said Second Vice-President as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.

BETTY A. CRAIG
Commission Number 150046 My Commission Expires	/s/ Betty A. Craig NOTARY PUBLIC
January 26, 2007

REAL ESTATE TRANSFER — GROUNDWATER HAZARD STATEMENT
Please read the filing instructions on the reverse side BEFORE completing this form.
PART I — TO BE COMPLETED BY TRANSFEROR

TRANSFEROR	Name Fonda Brodsack

	Address	324 North H Street	Oskaloosa	Iowa 52577

		Number or Street or RR	City, Town or P.O.	State Zip

TRANSFEREE	Name Southern Iowa BioEnergy LLC
	Address	207 N. Main	Leon	Iowa 50144

		Number or Street or RR	City, Town or P.O.	State Zip

Address of Property Transferred	see attached sheet

	Number or Street or RR	City, Town or P.O.	State Zip

Legal Description of Property	see attached sheet

1.	Wells (check one)

	☑	There are no known wells situated on this property.
	☐	There is a well or wells situated on this property. The type(s), location(s) and legal status are stated below.

2.	Solid Waste Disposal (check one)

	☑	There is no known solid waste disposal site on this property.
	☐	There is a solid waste disposal site on this property, but no notice has been received from the Department of Natural
	☐	Resources that the site is deemed to be potentially hazardous.
	☐	There is a solid waste disposal site on this property which has been deemed to be potentially hazardous by the Department of Natural Resources. The location(s) of the site(s) is stated below.

3.	Hazardous Wastes (check one)

	☑	There is no known hazardous waste on this property.
	☐	There is hazardous waste on this property and it is being managed in accordance with Department of Natural Resources rules.

4.	Underground Storage Tanks (check one)

	☐	There are no known underground storage tanks on this property. (Note exclusions such as small farm and residential motor fuel tanks, most heating oil tanks, cisterns and septic tanks, in instructions.)
	☐	There is an underground storage tank on this property. The type(s), size(s) and any known substance(s) contained are described below.

5.	Private Burial Site (Check one)

	☐	There are no known private burial sites on this property.
	☐	There is a private burial site on this property. The location(s) of the site(s) is stated below. The known identifying information of the decedent is stated below.
Information, if any, required by statements checked above:
Attachment for Additional Information? Y / N If so, number of pages
I HEREBY DECLARE THAT THE INFORMATION CONTAINED IN PART 1 OF THIS STATEMENT IS TRUE AND CORRECT.

Signature:	/s/ Fonda Brodsack	Telephone Number	( )

Fonda Brodsack

PART II — TO BE COMPLETED BY RECORDER

Date of Instrument	Book/I.D.	Page/I.D.

Date of Recording	City or Township
Deed ☐            Contract ☐            County

DNR form (November 02)	FILE WITH RECORDER	542-0960